                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of The
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               February 28, 1998

                          SNYDER COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


           Delaware                       1-12145               52-1983617
--------------------------------  ------------------------  ------------------
(State or other jurisdiction      (Commission File Number)  (I.R.S. Employer
of incorporation)                                           Identification No.)

                  Two Democracy Center, 6903 Rockledge Drive
                     15th Floor, Bethesda, Maryland 20817
--------------------------------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)


                                (301) 468-1010
--------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)


                                Not applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

ITEM 5.   OTHER EVENTS


Post-Merger Financial Results


     The following is a summary of certain interim financial information of Snyder Communications, Inc. (the "Company"), on a consolidated basis, reflecting the combined operations of the Company, including Blau Marketing Technologies, Inc. ("Blau") and Health Products Research, Inc. ("HPR"). The Company acquired Blau in January 1998 and HPR in February 1998. Both transactions were accounted for as poolings of interests for financial reporting purposes. For the two months ended February 28, 1998, the Company recorded $73.6 million in consolidated revenues. The Company recorded $13.4 million in acquisition costs during the two months ended February 28, 1998 related to acquisitions consummated during the two-month period. For the two-month period ended February 28, 1998, the Company had net income before acquisition costs of $6.4 million and a net loss of $7.0 million.

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  SNYDER COMMUNICATIONS,  INC.
                                         (Registrant)



Date: March 27, 1998              By: /s/ Michele D. Snyder
     ------------------              ---------------------------
                                     Michele D. Snyder
                                     Vice Chairman, President
                                     and Chief Operating Officer


Date: March 27, 1998              By: /s/ A. Clayton Perfall
     ------------------              ---------------------------
                                     A. Clayton Perfall
                                     Chief Financial Officer